January 30, 2006

						  POWER OF ATTORNEY



KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Stephen L. Ritchie, P.C., Douglas D. Timmer,
Jeffrey A.
Fine and Thomas N. Blanchard, signing singly, the undersigneds' true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or owner of greater than 10% of the outstanding Common Stock of HealthSpring, Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder as
well as a Schedule 13D or Schedule 13G
or any amendments thereto; (ii) do and
perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and
Schedule 13D or
Schedule 13G and any amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including the Nasdaq National Stock
Market; and
(iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

			   The undersigned hereby
grants to each such attorney-in-fact
full power and authority to do and
perform any and every act and thing
whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

			   This Power of Attorney shall
remain in full force and effect
until each of the undersigned is no
longer required to file Forms 3, 4, and 5 or
Schedule 13D or Schedule 13G
with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

							   *****

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of date first written above.


						 GTCR CO-INVEST
II, L.P.

						 By:	 GTCR Golder Rauner II, L.L.C.

Its:	General Partner

						 By: /s/ Joseph P. Nolan

-----------------------------------------
						 Name:    Joseph P. Nolan

						 Its:	Principal


















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